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                                             EXHIBIT 11
                                LCS INDUSTRIES, INC. AND SUBSIDIARIES

                                COMPUTATION OF EARNINGS PER SHARE AND

                                       COMMON EQUIVALENT SHARE

                            For the Three and Six Months Ended March 31,

                                             (Unaudited)


                                                     Three Months                 Six Months
                                               ----------------------------------------------------
                                                  1997          1996          1997          1996
                                               ----------    ----------    ----------    ----------
Primary earnings per share:
Weighted average shares outstanding .......     4,649,076     4,305,825     4,591,288     4,248,833

Weighted average - dilutive stock options .       356,906       717,609       378,089       704,546

Shares issuable in connection with the
   acquisition of Catalog  Resources, Inc.        121,713       109,339       121,713       109,339
                                               ----------    ----------    ----------    ----------
                                                5,127,695     5,132,773     5,091,090     5,062,718
                                               ==========    ==========    ==========    ==========

Net income ................................    $2,112,729    $1,774,401    $4,298,304    $4,283,095

Primary earnings per share and common
   equivalent share .......................    $      .41    $      .35    $      .84    $      .85
                                               ==========    ==========    ==========    ==========

Fully diluted earnings per share:
Weighted average shares outstanding .......     4,649,076     4,305,825     4,591,288     4,248,833

Weighted average - dilutive stock options .       356,906       807,598       387,588       842,210

Shares issuable in connection with the
   acquisition of Catalog  Resources, Inc.        121,713       109,339       121,713       109,339
                                               ----------    ----------    ----------    ----------
                                                5,127,695     5,222,762     5,100,589     5,200,382
                                               ==========    ==========    ==========    ==========

Net income ................................    $2,112,729    $1,774,401    $4,298,304    $4,283,095

Fully diluted earnings per share and common
   equivalent share .......................     $     .41     $     .34     $     .84     $     .82
                                                =========     =========     =========     =========
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